REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of January 27, 2011 by and between WES CONSULTING, INC., a Florida corporation (the “Company”), and DMITRII SPETETCHII, an individual resident of the Republic of Moldova (the “Investor”).

WITNESSETH:

WHEREAS, reference is made to that certain Stock Purchase Agreement dated January 27, 2011, by and among the Company, Web Merchants, Inc., a Delaware corporation (“Web Merchants”), Fyodor Petrenko (“Petrenko”) and the Investor (the “Purchase Agreement”), pursuant to which Petrenko and the Investor have agreed to sell all of their shares of capital stock of Web Merchants to the Company in exchange for the payment of cash and the issuance of shares of the common stock, par value $.01 per share, of the Company to Petrenko and the Investor;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to provide to the Investor the registration rights set forth in this Agreement; and

WHEREAS, the Investor would not consummate the transactions contemplated by the Purchase Agreement absent the execution and delivery by the Company of this Agreement, which is an exhibit to the Purchase Agreement; and

WHEREAS, as soon as practicable following the Closing (as such term is defined in the Purchase Agreement), but in no event later than within ninety (90) days following the Closing, the Company shall use its best efforts to file with the SEC a registration statement, registering the resale of Common Stock, such registration statement to include Two Million (2,000,000) shares of the Common Stock to be received by Spetetchii, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, each intending to be legally bound, hereby agree as follows:

SECTION 1. REGISTRATION RIGHTS.

1.1           Certain Definitions. As used in this Agreement, in addition to the terms defined above, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, par value $.01 per share.

“Other Stockholders” shall mean persons or entities other than the Investor who, by virtue of agreements with the Company, are entitled to include their securities in a registration effected pursuant to this Agreement.

“Public Offering” shall mean the effectiveness of the filing of a registration statement under the Securities Act that covers the offer and sale of the Common Stock by the Company to the public or by the Company or a placement agent on an agency or best efforts basis to a selected number of investors.

“register,” “registered” and “registration” refer to the effectiveness of a registration statement prepared and filed in compliance with the Securities Act.

“Registrable Securities” as of any particular time shall mean all shares of Common Stock; provided, however, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or that have been sold to the public, or that have been sold in a private transaction by the Investor or any Other Stockholders.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Subsections 1.2 and 1.3 hereof, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; reasonable fees and expenses of a single counsel for the Investor; state “blue sky” fees and expenses; and accountants’ expenses, including, without limitation, any special audits incident to or required by any such registration; but excluding Selling Expenses, the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding also any additional disbursements of counsel for the Investor or any Other Stockholders, which shall be paid by the Investor or such Other Stockholders.

“Securities Act” shall mean the federal Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any particular time.

“Securities Exchange Act” shall mean the federal Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any particular time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any other securities of the Company being sold in the same registration as the Registrable Securities by the Investor or any Other Stockholders.

1.2           Piggyback Registration.

(a)            If the Company registers any of its securities in connection with a Public Offering on a form that would permit the registration of the Registrable Securities, the Company shall (i) promptly give to the Investor written notice of such registration (a “Piggyback Registration”) (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, if any, up to Two Million (2,000,000) shares of the Registrable Securities owned and held by the Investor, except as set forth in Subsection 1.2(b) hereof; and (iii) cause to be included in such registration statement and use its best efforts to cause to be registered under the Securities Act all the Registrable Securities referred to in this Section 1.2(a) owned and held by the Investor. Notwithstanding the foregoing, the Company shall have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Subsection 1.2(a) without any obligation or liability to the Investor.

(b)           Subject to Subsections 1.2(d) and 1.3 below, the Investor shall be entitled to have the Registrable Securities referred to in Section 1.2(a) hereof included in an unlimited number of Piggyback Registrations pursuant to this Subsection 1.2.

(e)           If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Subsection 1.2 or pursuant to Subsection 1.3 hereof, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of one hundred eighty (180) days has elapsed from the effective date of such a previous registration.

(d)           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Subsection 1.2(a)(i) hereof.  In such event, the right of the Investor to registration pursuant to Subsection 1.2(a) shall (i) be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein and (ii) terminate as to the Investor upon the availability of Rule 144 (as hereinafter defined) to the Investor and the Investor holding not more than two percent (2%) of the outstanding Registrable Securities.  The Investor (should he propose to distribute his securities through such underwriting) shall (together with the Company and Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.  Notwithstanding any other provision of this Subsection 1.2, if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by the Investor and the Other Stockholders shall be excluded from such registration pro rata on the basis of the number of their shares to be included in the registration, to the extent so required by such limitation. The Company shall advise all holders of securities requesting registration as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner.  No such reduction shall be made with respect to securities offered by the Company for its own account.  If the Investor or any Other Stockholder disapproves of the terms of any such underwriting, then such person may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

1.3         Requested Registration.

(a)           If the Company has not filed a registration statement with respect to any Registrable Securities within ninety (90) days after the date hereof, then subject to the conditions of Subsection 1.3(b) hereof and in lieu of the registration rights granted to the Investor pursuant to Subsection 1.2 hereof, the Investor may make one (1) demand (and one (1) demand only) on the Company to register all of the Registrable Securities of such Investor (a “Demand Registration”).

(b)          In the event the Company shall receive from the Investor a written request that the Company effect a Demand Registration with respect to all of the Registrable Securities held by the Investor, other than a registration pursuant to Rule 415 under Regulation C promulgated under the Securities Act, the Company shall:

(i)           promptly give written notice of the proposed registration to all Other Stockholders; and

(ii)          as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable “blue sky” or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as is specified in such request, together with such portion of the Registrable Securities of any Other Stockholder joining in such request as is specified in a written request given after receipt of written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Subsection 1.3:

(A)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B)           during the period following a Public Offering that is contemplated by Subsection 1.10 hereof; or

(C)           during the period starting with the date that is sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated underwritten registration for an all-cash offer price, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

In the event the Company is not obligated to effect any requested registration by virtue of the foregoing clauses (A) through (C), such request shall not be deemed to be a demand for registration for purposes of Subsection 1.3(a) hereof.  Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Investor; provided, however, that if the Company shall furnish to the Investor a certificate signed by the Chairman of the Board of the Company stating that in the good-faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Investor.

The registration statement filed pursuant to the request of the Investor may, subject to the provisions of Subsection 1.3(c) below, include securities offered by the Company for its own account and/or other securities of the Company that are held by Other Stockholders.

(c)            If the Investor intends to distribute the Registrable Securities covered by his request by means of an underwriting, he shall so advise the Company as a part of his request made pursuant to Subsection 1.3(a) hereof and the Company shall include such information in the written notice referred to in Subsection 1.3(b)(i) hereof.  The right of any Other Stockholder to registration shall be conditioned upon such Other Stockholder’s participation in such underwriting and the inclusion of such Other Stockholder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Investor and such Other Stockholder) to the extent provided herein.

If the Company shall request inclusion in any registration pursuant to this Subsection 1.3 of securities being sold for its own account, or if Other Stockholders shall request inclusion in any registration pursuant hereto, then, subject to the last sentence of this Subsection 1.3(c) with respect to the Company’s request, the Investor shall, on behalf of all Other Stockholders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Company shall (together with the Investor and the Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form and containing customary terms reasonably acceptable to the Investor, with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Investor; provided, however, that if the Company has not selected an underwriter reasonably acceptable to the Investor within thirty (30) days after the Company’s receipt of the request for registration from the Investor, then the Investor may select an underwriter reasonably acceptable to the Company in connection with such registration. Notwithstanding any other provision of this Subsection 1.3, if the underwriter representative advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the securities of the Company held by Other Stockholders shall first be excluded from such registration to the extent so required by such limitation. The Company shall advise all holders of securities requesting registration as to the number of shares of securities that may be included in the registration and underwriting as allocated in the foregoing manner. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, then such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investor. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of shares to be underwritten, then the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities of the Other Stockholders that would otherwise have been included in such registration and underwriting will not be limited thereby.

1.4          Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company; and all Selling Expenses shall be borne by the Investor and the Other Stockholders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal from registration by the Investor or Other Stockholders pursuant to Subsection 1.2(d) or Subsection 1.3 hereof, the registration statement does not become effective, in which case the withdrawing party shall bear such Registration Expenses (except for the fees of any counsel for the Investor, which shall be borne only by the Investor); provided further, however, that such registration shall not be counted as a registration pursuant to Subsection 1.3(a) hereof; and provided further, however, that if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling stockholders, then such expenses shall be payable by the selling stockholders pro rata to the extent required by such jurisdiction.

1.5          Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company shall use its best efforts to:

(a)           keep such registration effective for a period of one hundred twenty (120) days or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

(b)           furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request.

1.6          Indemnification.

(a)           The Company shall indemnify the Investor, and shall also indemnify each underwriter, if any, and each person who controls (as defined in Subsection 1.6(d) below) any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse the Investor, each such underwriter, and each person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company by the Investor or underwriter seeking to be indemnified, where such information is stated to be specifically for use in such prospectus, offering circular or related document. It is agreed that the indemnity agreement contained in this Subsection 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)            The Investor and each Other Stockholder shall, if securities held by him or it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls (as defined in Subsection 1.6(d) below) the Company or such underwriter, and each Other Stockholder and each of such controlling person’s officers, directors and partners, and each person controlling such Other Stockholder and each of such controlling person’s officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor or such Other Stockholder specifically for use therein; provided, however, that the obligations of the Investor or Other Stockholder hereunder shall be limited to an amount equal to the proceeds to the Investor or Other Stockholder of securities sold as contemplated herein. It is agreed that the indemnity agreement contained in this Subsection 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Investor or Other Stockholder (which consent shall not be unreasonably withheld).

(e)            Each party entitled to indemnification under this Subsection 1.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Subsection 1.6 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Subsection 1.6.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

(d)           For purposes of this Subsection 1.6, the term “control” shall have the meaning assigned thereto under the Securities Act.

1.7           Information by the Investor and Other Stockholders.  The Investor or each Other Stockholder of securities included in any registration shall furnish to the Company such information regarding the Investor or such Other Stockholder and the distribution proposed by the Investor or any Other Stockholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

1.8           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company shall:

(a)           make and keep public information available as those terms are understood and defined in Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”), at all times after ninety (90) days following the first Public Offering by the Company after the date hereof;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to the reporting requirements thereunder; and

(c)           so long as the Investor owns any securities constituting or representing Registrable Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days following the first Public Offering by the Company after the date hereof), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to the reporting requirements thereunder), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

1.9           No Transfer of Registration Right.  The rights to cause the Company to register securities of the Company hereunder may not be assigned by the Investor.

1.10        “Market Stand-Off” Agreement.  If requested by the Company upon the recommendation of the Board of Directors of the Company and an underwriter of Common Stock (or other securities) of the Company, the Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by him during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

(a)           such agreement shall apply only with respect to an underwritten Public Offering (whether such offering was initiated by the Company or the Investor); and

(b)           Other Stockholders selling securities pursuant to such registration statement and all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said ninety (90)-day period.

SECTION 2.         REPRESENTATIONS AND WARRANTIES.

2.1          Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)            The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b)           This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

2.2          Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

(a)           The execution, delivery and performance of this Agreement by the Investor will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which he or any of his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Investor.

(b)           This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

SECTION 3.         MISCELLANEOUS.

3.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Georgia, without giving effect to any principles of conflicts of laws.

3.2           Survival.  The representations, warranties, covenants and agreements made herein by the parties shall survive the closing of the transactions contemplated hereby or the Purchase Agreement.

3.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4           Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to the Investor, as indicated on the signature page hereto or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at 2745 Bankers Industrial Drive, Atlanta, GA 30360, or at such other address as the Company shall have furnished to the Investor in writing.  All such notices and other written communications shall be effective on the date of mailing or delivery.

3.5           Delays or Omissions; Remedies Cumulative.  No delay or omission to exercise any right, power or remedy accruing to Investor, upon any breach or default under this Agreement, shall impair any such right, power or remedy of Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All of Investor’s remedies, either under this Agreement or by law or otherwise afforded to Investor, shall be cumulative and not alternative.

3.6           Expenses.  The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby and all expenses and disbursements of its legal counsel reasonably incurred.

3.7           Titles and Subtitles.  The titles of the sections, paragraphs. and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.9           Timely Performance.  Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement, individually or through its duly authorized officer, as the case may be, all as of the date first written above.

WES CONSULTING, INC.

By:	/s/ Louis S. Friedman
Name:	Louis Friedman
Title:	Chief Executive Officer

/s/ Dmitrii Spetetchii
DMITRII SPETETCHII

Address: